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                                                                 Exhibit 23(a)


             Consent of Independent Certified Public Accountants



Board of Directors
The Travelers Life and Annuity Company:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/KPMG LLP
Hartford, Connecticut
December 12, 2000